Exhibit 10(as)



                       EMPLOYMENT AND SEVERANCE AGREEMENT

            This EMPLOYMENT AND SEVERANCE AGREEMENT is made and entered into as of the 23rd day of September, 1987, by and between CITIZENS BANCORP, a Maryland corporation having its principal place of business in Riverdale, Maryland (the "Corporation"), CITIZENS BANK & TRUST COMPANY OF MARYLAND, a bank organized under the laws of the State of Maryland and having its principal place of business in Riverdale, Maryland (the "Bank") (the Corporation and the Bank are hereinafter sometimes collectively called "Employer"), and JEFFREY R. SPRINGER, who resides in Baltimore County, Maryland ("Executive").

                                  WITNESSETH:

            WHEREAS, the Corporation and the Bank, a wholly-owned subsidiary of the Corporation, wish to employ the Executive, effective as of October 26, 1987, as the Bank's President and Chief Operating Officer; and

            WHEREAS, in today's business climate of takeovers and acquisitions, the Executive may be concerned about the continuation of his employment and his status and responsibilities in the event of a change in the ownership of either the Corporation or the Bank, and the Employer is concerned that the Executive may be approached by others with employment opportunities; and

            WHEREAS, the Employer desires to ensure that, in the event a change in the ownership of either the Corporation or the Bank appears possible, the Executive will be in a secure position from which he can objectively engage in any potential deliberations or negotiations respecting such change in ownership without fear of any direct or implied threat to his future;

            WHEREAS, the Executive is willing to leave his present employment and become employed by the Employer, provided that the Employer agrees to and carries out the understandings hereinafter set forth; and

            WHEREAS, the Executive desires to have the foregoing assurances.

            NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

            1. TERM. (a) The initial term of this Agreement and the Executive's employment hereunder shall commence on October 26, 1987 and shall continue until December 31, 1990. This Agreement and the Executive's employment hereunder shall be deemed to be renewed automatically without the necessity of notice by either party, on the same terms and conditions contained herein, for additional consecutive terms of three (3) years each as of January 1, 1991 and as of the

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end of each renewal term thereafter. All references herein to "the term of this
Agreement" refer to the original term and all renewals thereof.

                        (b) Notwithstanding the foregoing, the Executive's employment under this Agreement is subject to termination, pursuant to Section 12 of this Agreement, prior to the expiration of the term of this Agreement. In. the event of such termination, applicable provisions of this Agreement shall remain in full force and effect until both parties have fulfilled or discharged all of their obligations under this Agreement.

            2. DUTIES. (a) The Executive is hereby employed as the President and Chief Operating Officer of the Bank. The Executive shall perform the duties of those positions, and is hereby given the broad authority to manage and run the day-to-day operations of the Bank. The Executive shall have direct responsibility and authority for the general supervision, management and control of the activities, affairs and property of the Bank (and its subsidiaries), including by way of illustration and not limitation, personnel (including hiring, firing, promotions, and compensation), lending, credit authorization, asset/liability management, strategic planning, financial management, pricing and budgeting, subject to the oversight of the Board of Directors of the Bank. Any activities, subsidiaries or personnel within the Corporation (and its subsidiaries) shall also be subject to the control, supervision, and authority of the Executive, it being the understanding of the parties that at all times during the term of the Executive's employment under this Agreement, the Executive shall be the highest ranking full-time employee of both the Corporation and the Bank reporting to the Chairmen of their Boards.

                        (b) During the term of the Executive's employment under this Agreement, the Executive shall devote substantially all of his time, services, skills and abilities to his employment hereunder, except during periods of vacation, illness or disability. Notwithstanding the foregoing, the Executive shall be permitted to devote such time and energy as he deems appropriate to: (i) the prompt winding-up of all active business pursuits in which he is engaged as of the date of this Agreement; (ii) passive investments, including, but not limited to, real estate and stock investments;
(iii) reasonable and customary commitments to community or civic affairs; and
(iv) membership on boards of directors of other corporations; provided that none of the foregoing activities materially interferes with Executive's duties hereunder or materially conflicts with the interests of the Employer.

                         (c)        During the term of this  Agreement,  the
Board of Directors of the Corporation and the Bank, respectively, shall re-elect the Executive to the offices of President and Chief Operating Officer of the Bank.

            3. COMPENSATION. (a) During the period from October 26, 1987 through December 31, 1988, the Executive shall receive a salary from the Employer at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000), payable in equal biweekly installments. This annual salary shall be reviewed annually by the Board of Directors of the Corporation or the Bank, as the case may be, and shall

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be increased as of January 1 of each year, beginning on January 1, 1989, which increase shall in no event be less than five percent (5%) per year above the prior year's salary.

                         (b)        For each  calendar year  subsequent  to
1987, the Executive shall be eligible to receive a cash bonus from the Employer of up to 40% of the Executive's salary during such calendar year based upon the Executive's success in achieving various performance standards and/or objectives agreed upon by the Employer and the Executive prior to the beginning of such calendar year. Notwithstanding the above, for the period from January 1, 1988 through December 31, 1988, the Executive shall be paid a minimum bonus of $50,000 by the Employer. The Employer and the Executive agree to act in good faith and in a reasonable manner in implementing this bonus system and in agreeing upon performance standards and objectives. The Employer may determine, in its discretion, to pay the Executive a greater bonus than otherwise due under this Section 3(b). All bonuses payable under this Section 3(b) shall be paid within 60 days after the end of the calendar year in question.

            4. HEALTH, DISABILITY AND LIFE INSURANCE BENEFITS. So long as Executive is employed by the Employer, and thereafter to the extent provided in Section 12, the Employer shall provide the Executive, at the Employer's expense, with the following health, disability and life insurance benefits:

                         (a)        comprehensive  major  medical,  health and
dental insurance and term life insurance covering Executive and his immediate family on the same terms and conditions as provided to other employees of the Corporation and Bank from time to time, with full coverage commencing as of October 26, 1987 notwithstanding any otherwise applicable waiting periods or other conditions precedent to coverage;

                         (b)        short and long-term  disability insurance
under a policy and with an insurer reasonably acceptable to the Executive, providing monthly benefits of not less than $15,000 per month commencing immediately upon the Executive's disability and continuing for Executive's life provided that Employer may, in its discretion, self-insure such benefits for up to the first six (6) months of any disability; and

                         (c)        guaranteed  renewable term life insurance
under a policy and with an insurer reasonably acceptable to the Executive, the beneficiary of which shall be designated by the Executive, and in a face amount not less than the greater of: (i) three times his annual salary as in effect from time to time; or (ii) $900,000. Such term life insurance policy shall be assigned to Executive, at his request, upon the termination of Employer's obligation to maintain such insurance policy.

            5. RETIREMENT BENEFITS; RIGHT TO RETIRE. (a) The Executive shall be entitled to participate in the Employer's retirement and pension plans, in accordance with their respective terms as in effect from time to time.


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                         (b)        In addition to the  benefits  provided
under Section 5(a) above, the Employer shall provide the Executive with monthly guaranteed supplemental retirement benefits determined and payable as follows:

                                    (i)         The   amount   of   the
            monthly   supplemental retirement benefit (the "Supplemental
            Retirement Benefit") shall be equal to the amount set forth in
            Section 5(c) (the "Monthly Amount") opposite the age of the Executive as of the Payment Initiation Date (as defined in Section 5(d)) (or, if the Executive is not living as of the Payment Initiation Date, the age he would have been as of the Payment Initiation Date), multiplied by the Vested Percentage (as defined in
            Section 5(e)). Once the payment of the Supplemental Retirement Benefits commences, the amount of the monthly Supplemental Retirement Benefit shall be fixed for the entire term of such payments.

                                    (ii)        Payment of the Supplemental
            Retirement Benefits shall be made in cash in equal monthly installments by the Employer commencing on the Payment Initiation Date and continuing on the first day of each month thereafter until the later of: (A) the Executive's death; or (B) until the Executive or his Designated Beneficiary shall have received the number of monthly guaranteed payments set forth below based upon the Executive's age as of the Payment Initiation Date:

                    Executive's Age as of           Number of Guaranteed
                    Payment Initiation Date         Monthly Payments
                    -----------------------         --------------------

                        55 - 59 years                      216
                        60 - 64 years                      180
                        65 years or older                  120

For example, if the Executive elects to begin receiving the Supplemental Retirement Benefits when he is 58 years of age, he or his Designated Beneficiary shall receive no less than 216 guaranteed monthly payments.

                         (c)        The Monthly Amounts are as follows:

               Age of Executive as of
               Payment Initiation Date                    Monthly Amount

                         55                                   $12,500
                         56                                    14,167
                         57                                    15,833
                         58                                    17,500
                         59                                    19,167
                         60                                    20,833
                         61                                    23,333


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                Age of Executive as of
                Payment Initiation Date                   Monthly Amount

                         62                                   25,833
                         63                                   28,333
                         64                                   30,833
                         65 or older                          33,333

                         (d)        The  "Payment  Initiation  Date"  means  the
date on which payment of the Supplemental Retirement Benefits is to commence, as specified by written notice which the Executive or his Designated Beneficiary gives to the Employer. Such notice may be given at any time before or after the Executive's termination of employment, but at least 30 days prior to the Payment Initiation Date specified in the notice.

            For example, if the Executive were to retire from the Employer at age 52 and he delivers a notice designating a Payment Initiation Date which is at a time when the Executive would be 60 years old, the monthly guaranteed Supplemental Retirement Benefit would be $20,833, multiplied by the Vested Percentage.

                         (e)        The "Vested  Percentage"  shall mean a
percentage equal to 0.5%, multiplied by the number of months (a partial month to be rounded up or down to the nearest whole month) during which the Executive has been in the employ of either the Corporation or the Bank as of the date of termination of employment of the Executive, subject to Sections 12(a)(ii)(C) and 12(a)(iii)(C). However, in the event the Executive is in the employ of either the Corporation or the Bank at the age of 55, the Vested Percentage automatically shall be 100%. The vesting of the Executive shall continue to be effective, and the Executive shall be entitled to the vested Supplemental Retirement Benefits provided in this Section 5, notwithstanding the termination of his employment for any reason whatsoever.

            For example, if the employment of the Executive were to terminate at a time when he had been employed for 120 months, the Vested Percentage would be 60%. Such Vested Percentage would be applicable regardless of when the payment of the Supplemental Retirement Benefits commences. Thus, if the Payment Initiation Date occurred when the Executive is (or would have been if living) 60 years old, the monthly benefit would be $12,500 per month ($20,833 x 60%).

                         (f)        In  the  event  payment  of  the
Supplemental   Retirement Benefits is to be made subsequent to the Executive's death in accordance with Section 5(b)(ii)(B), such payments shall be made to those person or persons designated by the Executive pursuant to written notice given by the Executive to Employer (the "Designated Beneficiary"). If the Executive fails to designate any Designated Beneficiary prior to his death, or his Designated Beneficiary predeceases him, payments shall be made to the Executive's estate. In the event the Executive's Designated Beneficiary survives the Executive, but dies prior to payment in full of the guaranteed amounts due under Section 5(b)(ii)(B), such payments otherwise due to the Executive's


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deceased Designated Beneficiary shall be made to those persons designated by that Designated Beneficiary by delivery of written notice to the Employer. If such deceased Designated Beneficiary fails to so designate a Designated Beneficiary or his Designated Beneficiary predeceases him, payment of the amounts due shall be made to the deceased Designated Beneficiary's estate.

                         (g)        In  the  event  of  the  Executive's   death
prior to the termination of his employment with the Employer, no Supplemental Retirement Benefits shall be paid subsequent to his death. In the event of the Executive's death subsequent to the termination of his employment, whether before or after the commencement of the payment of the Supplemental Retirement Benefits, his Designated Beneficiary shall be entitled to receive the Supplemental Retirement Benefits for the remaining number of guaranteed months specified in Section 5(b)(ii)(B).

                         (h)        For the  purposes of the  Supplemental
Retirement Benefits payable pursuant to Section 5(b), the Executive's age as of a given date shall be deemed to be his age as of his closest birthday.

            6. VACATIONS. The Executive shall be entitled to 4 weeks' vacation with pay during each calendar year (or portion thereof) of this Agreement.

            7. PERQUISITES. So long as the Executive is employed by Employer, and thereafter to the extent provided in Section 12, he shall receive the following additional perquisites and fringe benefits: an automobile selected by him (with a cost not to exceed the approximate cost of a luxury American-made car, such as a Cadillac Seville) and replaced every three years or 60,000 miles (whichever is sooner), together with all associated expenses, including insurance, maintenance and gasoline; the initial fee and annual dues for a country club selected by the Executive; and any other perquisites and benefits customarily provided to employees of the Employer from time to time. The cost of all such perquisites and benefits shall be paid solely by the Employer.

            8. STOCK OPTIONS. (a) So long as the Executive is employed by the Employer, and thereafter to the extent provided in Section 12, the Executive shall be entitled to participate in any stock option plan which the Employer may adopt.

                        (b) As of the date of initial employment with the Employer under this Agreement, the Executive shall receive, pursuant to the Corporation's existing stock option plan, an option to purchase 5,000 shares of the Corporation's Common Stock at a price equal to the fair market value for such shares on such date of initial employment. This option shall vest and be exercisable immediately. The number of shares covered by this option shall be subject to appropriate adjustment to reflect any stock splits, stock combinations, stock dividends, recapitalizations, and other similar changes in the capitalization of the Employer subsequent to the execution and delivery of this Agreement.


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            9. BUSINESS EXPENSES AND OTHER PERQUISITES. The Employer shall, so long as the Executive is employed by the Employer, reimburse Executive for all reasonable and proper expenses incurred by him in the furtherance of the business of the Employer in accordance with its standard practices and procedures for top executive officers. In addition, the Employer shall, so long as the Executive is employed by the Employer, continue to furnish the Executive an office and suitable office fixtures, telephone service, and secretarial assistance, all of which shall be appropriate to his position and status.

            10. OTHER BENEFITS. (a) If, while the Executive is employed by the Employer or, to the extent provided in Section 12, after the termination of his employment with the Employer, the Employer establishes or provides benefits for its top executive officers in addition to those described herein, the Executive also shall be entitled to receive such additional benefits on the same terms and conditions as other top executive officers.

                        (b) The Employer and the Executive acknowledge and agree that stock option programs and other incentive plans are crucial to the successful recruitment and retention of key management personnel of the Employer Accordingly, the Employer agrees to use its best efforts to establish and implement, and, if the approval of the Corporation's stockholders is required, to recommend to its stockholders the adoption of, with the advice of the Executive and other officers of the Employer: (i) a stock option program under which key executives (including the Executive) are awarded options to purchase stock of the Corporation on an annual basis, and (ii) an incentive program under which key executives are eligible to receive annual cash bonuses based upon their success in achieving performance standards. These programs shall be reasonably comparable to those offered by similar banking corporations in the financial services industry, and shall be implemented as soon as reasonably practicable, but no later than December 31, 1988.

                        11. NON-COMPETITION. (a) The Executive agrees that, during the one (1) year period following the expiration or termination of this Agreement, he shall not directly solicit business from any customer or client of the Employer.

                        (b) The Executive shall be relieved of the restrictions under Section 11(a) in the event that: (i) the Employer terminates the Executive's employment under this Agreement other than for Strict Cause (as defined in Section 12(i)); or (ii) the Executive terminates his employment under this Agreement for Good Reason (as defined in Section 12(i)).

            12. TERMINATION; WHEN COMPENSATION AND BENEFITS PAYABLE.

                        (a) The Executive may terminate his employment under this Agreement at any time by delivering a Notice of Termination to Employer at least 90 days prior to the effective date of such termination.

                                    (i)         In the event such  termination
            occurs for other than Good Reason, the Executive shall be entitled to no further compensation or benefits under this Agreement upon his termination, except for:

                                                (A)         those  benefits
                        which,   by  their terms, such as the benefits payable
                        pursuant to Section 5, extend beyond or become payable after the termination of Executive's employment under this Agreement; and

                                                (B)         immediate    payment
                        of   salary, bonuses,  and any other amounts  earned,
                        but unpaid,  as of the date of termination.

                                    (ii)        In the event  such  termination
            occurs for Good Reason prior to a Change of Control (and not in anticipation of a Change of Control), the Executive shall be entitled to:

                                                (A)         payments    during
                        the   Severance Period equal in amount to his salary it
                        the same annual rate as in effect as of the date of termination, and payable in biweekly installments at the same time as such salary would have been paid;

                                                (B)         continuation  of
                        all benefits and perquisites provided under Sections 4, 5(a), and 8 (but only to the extent that options have theretofore been granted to the Executive) of this Agreement during the Severance Period;

                                                (C)         payment  of
                        benefits   pursuant  to Section 5(b), without change or
                        diminution. For the purposes of determining the Vested Percentage, the Executive shall be deemed to be in the employ of the Employer during the Severance Period;

                                                (D)         maintenance   and
                        payment of any other benefits which, by their terms, extend beyond or become payable after the termination of the Executive's employment under this Agreement; and

                                                (E)         immediate    payment
                        of   salary, bonuses,  and any other amounts  earned,
                        but unpaid,  as of the date of termination.

                                    (iii)       In the event  such  termination
            occurs for Good Reason after or in anticipation of a Change in Control, the Executive shall be entitled to:

                                                (A)         payment of: (1)
                        liquidated damages consisting of a lump sum cash payment in an amount equal to 2.99 times the average annual salary and bonus which was paid by the Employer to the Executive and includible in the Executive's gross income during the five (5) most recent taxable years ending before the Change of Control (or such portion of


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                        such period during which the Executive performed
                        services for the Employer); or (2) at the Executive's election, a series of payments with an aggregate present value equal to the amount of such lump sum cash payment, as determined pursuant to Section 28OG of the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto of similar import, and any regulations promulgated thereunder (the "Code"). Such lump sum payment or the first installment of the series of payments, as the case may be, shall be paid by the Employer within 90 days after the Notice of Termination;

                                                (B)         continuation  of
                        all benefits and perquisites provided under Sections 4, 5(a), and 8 (but only to the extent that options have theretofore been granted to Executive) of this Agreement during the Severance Period;

                                                (C)         payment  of
                        benefits   pursuant  to Section 5(b), without change or
                        diminution. For purposes of determining the Vested Percentage, Executive shall be deemed to be in the employ of Employer during the Severance Period;

                                                (D)         maintenance   and
                        payment of any other benefits which, by their terms, extend beyond or become payable after the termination of the Executive's employment under this Agreement; and

                                                (E)         immediate    payment
                        of   salary, bonuses,  and any other amounts  earned,
                        but unpaid,  as of the date of termination.

                        For purposes of determining the Executive's average annual salary and bonus under Section 12(a)(iii)(A), any salary and bonus paid to the Executive for less than an entire taxable year shall be annualized.

                        (b) The Employer may terminate the Executive's employment under this Agreement for any reason (including, but not limited to, the Executive's death) by delivery of a Notice of Termination to the Executive at least 90 days prior to the effective date of such termination.

                                    (i)         If such  termination  is for
            Strict Cause, the Executive shall be entitled to payments and benefits in the same amounts and on the same terms as set forth in
            Section 12(a)(i).

                                    (ii)        Except as provided by Section
            12(b)(iii) below, if such termination is for any reason other than termination for Strict Cause or due to the Executive's death or Disability, the Executive shall be entitled to payments and benefits in the same amounts and on the same terms as set forth in Section 12(a)(ii).

                                    (iii)       If  the  Employer   terminates
            the Executive's employment for other than Strict Cause or due to the Executive's death or Disability, either in anticipation of a Change of Control or at any time within three (3) years after a Change in Control, Executive shall be entitled to liquidated damages and benefits in the same amounts and on the same terms as set forth in Section 12(a)(iii).

                                    (iv)        If  Executive's   employment  is
            terminated  by reason of the Executive's death, the Employer:

                                                (A)         shall   maintain
                        and pay to the Executive's estate all benefits which by their terms, such as the benefits payable pursuant to
                        Section 5(a), extend beyond or become payable after the termination of the Executive's employment under this Agreement;

                                                (B)         shall   immediately
                        pay   to   the Executive's  estate all salary,  bonuses,
                        and any other amounts earned, but unpaid, as of the date of Executive's death; and

                                                (C)         shall maintain
                        medical, health and dental insurance covering the Executive's immediate family, more particularly described in Section 4(a), for a period of one year following the termination of the Executive's employment under this Agreement.

                                    (v)         If  the  Employer   terminates
            the Executive's employment due to the Executive's Disability, the Executive shall be entitled to:

                                                (A)         payments  and
                        benefits in the same amounts and on the same terms as set forth in Section 12(a)(i); and

                                                (B)         continuation   of
                        the   term   life insurance policy, more particularly
                        described in Section 4(c) of this Agreement, at the Employer's expense, for a period of one year following the termination of Executive's employment under this Agreement.

                        (c) The parties acknowledge that the payments and benefits provided to the Executive pursuant to Section 12(a) or
Section 12(b), including but not limited to the payments under Sections 12(a)(iii)(A) and 12(b)(iii), are paid in consideration for the Executive's services to the Employer prior to the Change of Control or termination of his employment, as the case may be, the restrictions imposed on the Executive under
Section 11 and the constraints imposed upon the Executive's subsequent employment by other employers pursuant to Section 12(f).

                        (d) For the purposes of Sections 12(a) and 12(b), termination of the Executive's employment by Employer shall be deemed to be "in anticipation of a Change of Control" if a Change of Control occurs within sixty (60) days subsequent to the date of termination of the Executive's employment or if other facts and circumstances support such a finding.

                        (e)         For  the   purposes   of  Section   12(a)
and  12(b),   the determination of any benefit or perquisite provided under
Sections 4, 5, or 8 subsequent to the termination of the Executive's employment shall be based upon the following premises, but only to the extent relevant to such determination:

                                    (i)         reference  shall  be  made  to
            the Executive's annual salary in effect as of the date of termination of his employment and the bonus last paid to, or earned by, the Executive; and

                                    (ii)        the  Executive  shall  be
            deemed to be in the employ of the Employer during the Severance Period.

                        (f) In the event the Executive's employment is terminated, whether before or following a Change of Control, the Executive shall have no obligation to seek other employment in order to mitigate his damages hereunder if any. However, in the event the Executive obtains full-time employment with a financial institution engaging in the business of providing banking services ("Other Employment"), payments due to the Executive pursuant to
Section 12(a) and Section 12(b) shall be subject to adjustments as follows:

                                    (i)         In the case of  termination  of
            the Executive's employment pursuant to Section 12(a)(ii) or Section 12(b)(ii):

                                                (A)         The  following
                        adjustment shall be made within 7 days of the end of each calendar month during the Severance Period:

                                                            (1)         If the
                                    salary  actually paid in cash to the
                                    Executive from Other Employment during such month (the "Current Monthly Salary") exceeds 70% of the amounts actually paid in cash to the Executive by the Employer pursuant to
                                    Section 12(a)(ii)(A) during such month (the
                                    "Monthly Salary Equivalent"), the Executive shall refund to the Employer an amount equal to the lesser of: (i) the Current Monthly Salary; or (ii) the Monthly Salary Equivalent.

                                                            (2)         If the
                                    Current Monthly Salary does not exceed 70% of the Monthly Salary Equivalent, no refund shall be due from Executive.

                                                (B)         The  following
                        further   adjustment shall be made within 30 days of the
                        end of each consecutive twelve month period during the Severance Period:

                                                            (1)         If   the
                                    salary   and bonuses actually paid in cash
                                    to the Executive from Other Employment
                                    during such twelve month period (the
                                    "Current Annual Compensation") exceeds 70% of the salary and bonuses actually paid in cash to the Executive by the Employer during the twelve month period immediately preceding the termination of his employment with the Employer (the "Prior Annual Compensation"), the Executive shall refund to the Employer the amount by which: (i) the aggregate amount of Monthly Salary Equivalents actually paid in cash to the Executive by the Employer during such twelve month period, less the aggregate amount refunded by the Executive to the Employer with respect to such period; exceeds (ii) the aggregate amount of Monthly Salary Equivalents which the Employer was required to pay to the Executive during such twelve month period (without reduction under
                                    Section 12(f)(i)(A)) reduced (but not below
                                    zero) by the Current Annual Compensation.

                                                            (2)         If  the
                                    Current  Annual Compensation does not exceed
                                    70% of the Prior Annual Compensation, the
                                    Employer shall pay to the Executive an
                                    amount equal to the amounts refunded by the Executive to the Employer pursuant to
                                    Section 12(f)(i)(A).

                                    (ii)        In the case of  termination
            pursuant to Section 12(a)(iii) or Section 12(b)(iii), payments by Employer of amounts described in Section 12(a)(iii)(A) ("Liquidated Damages") shall be subject to the following adjustments, within 30 days of the end of each consecutive twelve month period during the 36 month period commencing as of the first date on which Liquidated Damages are payable by the Employer pursuant to Section 12(a)(iii)(A) (the "Mitigation Period"):

                                                (A)         If the Current
                        Annual Compensation for such twelve month period exceeds 70% of the Prior Annual Compensation, and the Executive has elected to receive Liquidated Damages in lump sum or in installments over a period of 36 months or less, the Executive shall refund to the Employer an amount equal to the lesser of: (i) the Current Annual Compensation; or (ii) an amount equal to one-third of the amount of the Liquidated Damages which would have been payable to the Executive by the Employer had he elected to receive payment of the Liquidated Damages in a lump sum (the "Deemed Payment"). In no event, however, shall the Executive be required to refund to the Employer, pursuant to this Section 12(f)(ii)(A), any amount, which, together with amounts previously refunded by the Executive pursuant to this Section 12(f)(ii)(A), exceeds the aggregate amount of Liquidated Damages actually paid to the Executive by the Employer as of the end of such twelve month period.

                                                (B)         If the Current
                        Annual Compensation for such twelve month period exceeds 70% of the Prior Annual Compensation, and the Executive has elected to receive payment of Liquidated Damages in installments over a period of more than 36 months, the Executive shall be obliged to refund to the Employer an amount (the "Annual Refund") equal to the lesser of: (i) the Current Annual Compensation; or (ii) the Deemed Payment. However, the amount of the Annual Refund to be paid by the Executive within 30 days of the end of such twelve month period, pursuant to this
                        Section 12(f)(ii)(B), shall not exceed the amount of Liquidated Damages actually paid to the Executive by the Employer during such period (the "Actual Annual Damages"). The portion of the Annual Refund which is required to be paid pursuant to this Section 12(f)(ii)(B) in excess of Actual Annual Damages for a given twelve month period (the "Carryover") shall be carried forward and aggregated with the Carryovers, if any, accrued with respect to other twelve month periods during the Mitigation Period. Each installment of Liquidated Damages payable to the Executive after the Mitigation Period shall be reduced (but not below zero) by an amount equal to the aggregate amount of the Carryovers divided by the number of installments of Liquidated Damages remaining to be paid as of the end of the Mitigation Period.

                                                (C)         If the Current
                        Annual Compensation for such twelve month period does not exceed 70% of the Prior Annual Compensation, no refund shall be due from the Executive for such period.

                                    (iii)       The  Employer   shall  have  no
            obligation to provide the Executive with any of the benefits described in Section 4 hereof to the extent that Executive receives equal or superior to benefits from Other Employment.

                        (g) The Employer's obligation to make the payments and the arrangements provided in Sections 12(a) and 12(b) of this Agreement shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation any offset, counterclaim, recoupment, defense or other right which the Employer may have against the Executive or anyone else. All amounts payable by the Employer hereunder shall be paid without notice or demand.

                        (h) The parties acknowledge that, in the case of termination of the Executive's employment under this Agreement, assessment of the damages to the Executive would be impracticable. Accordingly, the parties agree that this Section 12 sets forth the entire understanding as to the parties' respective rights and obligations in the event of the termination of the Executive's employment under this Agreement, and that neither party shall have any further legal recourse against the other party other than to enforce the provisions of this Section 12.

                        (i) As used herein, the following words and phrases shall have the meanings set forth below:

                                    (i)         "Change  in  Control."  A
            "Change in Control" shall mean the occurrence of the following event with respect to either the Corporation or the Bank: a change of a nature that would be required to be reported, by persons or entities subject to the reporting requirements of Section 13(d) of the Securities and Exchange Act of 1934 (hereinafter called the "Exchange Act"), in Schedule 13D of Regulation 13D-G, or any successor provisions thereto, promulgated under the Exchange Act; provided that a Change in Control shall be deemed to have occurred only if any "person" (as that term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 issued under the Exchange Act), directly or indirectly, of securities of the Corporation or the Bank representing twenty-five percent (25%) or more of the combined voting power of the Corporation's or the Bank's then outstanding securities.

                                    (ii)        "Disability."  "Disability"
            shall mean that the Executive shall be ill, incapacitated or disabled, physically or mentally, for a continuous, uninterrupted period of no less than 365 days, to such an extent so as to prevent the Executive, in the opinion of a physician chosen by the Executive and reasonably acceptable to the Employer, from substantially performing all of his duties under this Agreement.

                                    (iii)       "Good  Reason."  "Good  Reason"
            shall mean the occurrence of any of the following, in the reasonable judgment of Executive: (A) without the Executive's express prior written consent, the assignment to the Executive of any duties materially inconsistent with his position, duties, responsibilities and status with the Employer, a change in his responsibilities, or the appointment of a higher ranking full-time employee; (B) the removal of the Executive from or the failure to re-elect the Executive to any one or all of the positions described in Section 2(a) hereof, except in connection with promotions to higher office, the termination of the Executive's employment by reason of his death, or the termination of this Agreement by the Employer for Strict Cause; (C) a failure by the Employer to provide or timely pay to the Executive any of the perquisites, benefits or compensation provided for in this Agreement; or (D) any material breach or default by either the Corporation or the Bank in any of its agreements, undertakings or covenants under this Agreement.

                                    (iv)        "Notice    of    Termination."
            "Notice    of Termination" shall mean a written notice indicating
            the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination.

                                    (v)         "Severance  Period".  "Severance
            Period" shall mean the two year period commencing as of the date of the termination of the Executive's employment under this Agreement.

                                    (vi)        "Strict  Cause."  "Strict
            Cause" shall mean any of the following: (A) a conviction of the Executive for a felony or for any lesser crime or offense than a felony involving the property of the Employer or of one of its subsidiaries; or (B) gross neglect of his duties hereunder, gross dereliction of duty or other willful misconduct by the Executive and failure to cure such situation within thirty (30) days after receipt of notice thereof from the Board of Directors of the Corporation, unless such situation cannot be completely cured within such 30 day period, in which case, Strict Cause shall not be deemed to occur if the Executive commences the cure of same within such 30 day period and diligently continues to cure same.

            13. SUCCESSORS; ASSIGNABILITY. (a) The Corporation and the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation or the Bank, respectively, by written agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Corporation or the Bank would be required to perform if no such succession had occurred. Failure of the Corporation or the Bank to obtain such agreement prior to the effective date of any such succession shall be a breach of this Agreement which shall entitle the Executive to terminate this Agreement on the same terms and conditions and to obtain the same amounts and benefits as due in the case of termination for Good Reason pursuant to Section 12(a)(iii).

                        (b) As used in this Agreement, "Corporation" and "Bank" shall mean the Corporation and the Bank, respectively, as hereinbefore defined and any successor to all or substantially all of its business or assets which becomes bound by all of the terms and conditions of this Agreement, whether by the terms hereof, by operation of law, or otherwise. It is expressly understood and agreed that the obligations of the Employer under this Agreement constitute the joint and several obligations of the Bank and the Corporation, and the default or breach by either the Bank or the Corporation hereunder shall constitute a default or breach by the other.

                        (c) This Agreement is personal in nature and neither of the parties hereto shall assign or transfer this Agreement or any rights or obligations hereunder, except by operation of law or pursuant to the terms of this Section 13.

                        (d) The Corporation and the Bank each acknowledge and represent and warrant to the Executive that: (i) the execution, delivery, and performance of this Agreement have been duly authorized by their respective Boards of Directors and any and all other required corporate action; and (ii) upon execution and delivery, this Agreement constitutes the valid and binding legal obligation of both the Bank and the Corporation, enforceable against each of them in accordance with its terms.

            14. ENFORCEABILITY. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, assigns, heirs, distributees, devisees and legatees.

            15. WITHHOLDING OF TAXES AND HEALTH INSURANCE PREMIUMS. The Employer may withhold from any compensation or benefits payable under this Agreement all federal, state and local taxes as shall be required to be withheld by law, regulation or ruling, and that portion of the premium costs which the Executive is required to bear under the Employer's health insurance plan in accordance with the terms of such plan.

            16. MODIFICATION, WAIVER AND DISCHARGE. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing signed by the Executive and the Employer. No waiver by either party hereto at any time or any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            17. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered or given upon personal delivery or upon mailing to the parties at their respective addresses, as set forth below, or such other address as a party may designate by prior notice to the other party:

                            If to the Employer:
                            Citizens Bancorp
                            6200 Baltimore Boulevard
                            Riverdale, Maryland 20737


                            If to the Executive:
                            Jeffrey R. Springer
                            13000 Dulaney Valley Road
                            Glen Arm, Maryland 21057

            18. ENTIRE AGREEMENT. This is the entire agreement of the parties; no agreements or representations, oral or otherwise, express or implied, have been made with respect to the subject matter hereof by either party which are not expressly set forth in this Agreement.

            19.  LAW   GOVERNING.   The  validity,   interpretation,
construction and performance of this Agreement shall be governed by the laws of the State of Maryland.

            20. SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

WITNESS:

__________________________________________        ____________________(SEAL)
                                                  JEFFREY R. SPRINGER


ATTEST:                                           CITIZENS BANCORP

__________________________________________        By:   _________________(SEAL)
                                                         Alfred  H.  Smith, Jr.
                                                  Title:  Chairman of the Board



                                                  CITIZENS BANK & TRUST
                                                  COMPANY OF MARYLAND

__________________________________________        By:   _________________(SEAL)
Witness                                                 Alfred  H.  Smith, Jr.
                                                  Title:  Chairman of the Board

              AMENDMENT NO.1 TO EMPLOYMENT AND SEVERANCE AGREEMENT

            This AMENDMENT NO. 1 TO EMPLOYMENT AND SEVERANCE AGREEMENT is made and entered into as of the 18th day of October, 1989, by and between CITIZENS BANCORP, a Maryland corporation having its principal place of business in Laurel, Maryland (the "Corporation"), CITIZENS BANK OF MARYLAND, a bank organized under the laws of the State of Maryland and having its principal place of business in Laurel, Maryland (the "Bank") [the Corporation and the Bank are hereinafter sometimes collectively called "Employer"], and JEFFREY R. SPRINGER, who resides in Baltimore County, Maryland ("Executive").

                             EXPLANATORY STATEMENT

            A.          Employer  and  Executive   entered  into  an  Employment
and  Severance Agreement on September 23, 1987 (the "Employment Agreement").

            B. In consideration of the Executive's agreement to receive a smaller bonus than originally envisioned in the Employment Agreement, the Employer and the Employee have agreed to certain other changes to the Employment Agreement.

            C.          Employer  and  Executive   therefore  desire  to  amend
the  Employment Agreement in the manner hereinafter set forth.

            NOW, THEREFORE, in consideration of the foregoing Explanatory Statement, which is incorporated herein, the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Employment Agreement is hereby amended as follows:

            1. Section 2(a) of the Employment Agreement is hereby deleted and the following is inserted in lieu thereof:

                        "(a) The Executive is hereby employed as the President and Chief Operating Officer of the Bank and the Corporation, and is hereby given the broad authority and responsibility to manage and direct the day-to-day operations of the Bank, the Corporation, their respective affiliates and subsidiaries, and any entity which directly or indirectly controls the Corporation (collectively, the "Entities"). The Executive shall have direct responsibility and authority for the general supervision, management and control of the activities, affairs and property of each of the Entities, including by way of illustration and not limitation, personnel (including hiring, firing, promotions and compensation), lending, credit authorization, asset/liability management, strategic planning, financial management, pricing and budgeting, subject to the oversight of the Board of Directors of the particular Entity in question. At all times during the term of the Executive's employment under this Agreement, it is agreed that the

                        Executive shall be the highest ranking salaried and full-time employee of the Bank, the Corporation and any entity which directly or indirectly controls the Corporation, reporting to the Chairmen of their respective Boards."

            2. Section 3(a) of the Employment Agreement sets forth the procedure to determine the salary of the Executive. The parties hereto acknowledge that the annual salary of the Executive for the calendar year 1989 is Three Hundred Thousand Dollars ($300,000.00), and the annual salary of the Executive for the calendar year 1990 shall be Three Hundred Eighty-four Thousand Dollars ($384,000.00).

            3. Section 3(b) of the Employment Agreement is hereby amended by deleting the first sentence thereof and inserting in lieu thereof:

                        "For the calendar year 1988, the Executive shall be eligible to receive a cash bonus from the Employer of up to 40% of the Executive's salary during such calendar year, and for each calendar year subsequent to 1988, the Executive shall be eligible to receive a cash bonus from the Employer of up to 20% of the Executive's salary during such calendar year. In all cases, the cash bonus shall be based upon the Executive's success in achieving various performance standards and/or objectives agreed upon by the Employer and the Executive."

            4. Section 4(c) of the Employment Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                        "(c) guaranteed renewable term life insurance or whole life insurance under a policy and with an insurer reasonably acceptable to the Executive, the beneficiary of which shall be designated by the Executive, and in a face amount not less than the greater of (i) 2.6 times his annual salary as in effect from time to time; or
                        (ii) One Million Dollars ($1,000,000.00). At the election of the Executive, such life insurance policy may be owned by the Executive or assigned to the Executive at his request. If the Executive elects that a whole life insurance policy shall be acquired, the Executive shall pay to the Employer an amount equal to the difference, if any, between the premium that would have been paid had the policy been a term life insurance policy, and the actual premium paid for the whole life insurance policy."

(For informational purposes only, attached hereto is a schedule reflecting the current premium for a $1,000,000 term life insurance policy on the life of the Executive. The premiums are subject to change.)

            5. Section 5(b)(ii) of the Employment Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                        "(ii) Payment of the Supplemental Retirement Benefits shall be made in cash in equal monthly installments by the Employer commencing on the Payment Initiation Date and continuing on the first day of each month thereafter until the later of: (A) the Executive's death; (B) the death of Suzanne C. Springer, if she is the Designated Beneficiary of the Executive; or (C) January 1, 2027."

            6. Section 5(e) of the Employment Agreement is hereby amended by deleting in the first sentence thereof the percentage "0.5%" and inserting in lieu thereof the percentage "0.7%."

            7. Section 5(g) of the Employment Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                        "Whether or not the Executive dies prior to or subsequent to the termination of his employment, his Designated Beneficiary shall be entitled to receive the Supplemental Retirement Benefits for the period specified in Section 5(b)(ii)."

            8. Section 7 of the Employment Agreement is hereby amended by deleting in the first sentence thereof the phrase "(with a cost not to exceed the approximate cost of a luxury American-made car, such as a Cadillac Seville)", and inserting at the end of Section 7 the following:

                        "It is acknowledged that the automobile furnished to the Executive may be occasionally driven by members of the Executive's family or such other individuals to whom the Executive grants permission. In the event the Executive selects an automobile whose cost exceeds the approximate cost of a fully equipped Cadillac Seville, the Executive shall reimburse the Employer for an amount equal to the difference between the lease value of the actual automobile selected and the lease value of a Cadillac Seville, which values shall be determined using the Internal Revenue Service publication for leasing of vehicles. Such reimbursement shall be made no less frequently than quarterly over the period of use of the automobile and, at the Executive's election, may be made through payroll deductions from the Executive's salary."

            9. Section 12(i)(i) of the Employment Agreement is hereby amended by adding at the end thereof, after the words "Bank's then outstanding securities" the following:

                        ", or the sale by the Corporation of all or substantially all of the capital stock of the Bank owned by it, or the sale by the Bank of substantially all of the assets of the Bank."

            10. Section 17 of the Employment Agreement is hereby amended by deleting the address shown therein for the Employer and inserting in lieu thereof the following:

                "14401 Sweitzer Lane, Laurel, Maryland, 20707."

            11. All references in the Employment Agreement to "Citizens Bank and Trust Company of Maryland" shall instead refer to "Citizens Bank of Maryland."

            12. The Employment Agreement, as amended hereby, is hereby ratified and affirmed and shall remain in full force and effect.

                        IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Employment and Severance Agreement under seal as of the date and year first above written.

WITNESS:

_______________________________            ______________________________(SEAL)
                                           JEFFREY R. SPRINGER



WITNESS:                                   CITIZENS BANCORP

_______________________________            By:   ________________________(SEAL)
                                                 Alfred  H.  Smith, Jr.
                                           Title:  Chairman of the Board



                                           CITIZENS BANK OF MARYLAND

_______________________________            By:   ________________________(SEAL)
                                                 Alfred  H.  Smith, Jr.
                                           Title:  Chairman of the Board

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                        SPRINGFIELD, MASSACHUSETTS 01111
                                AUGUST 22, 1989

                         HYPOTHETICAL TERM ILLUSTRATION

PROPOSED INSURED: JEFFREY SPRINGER                            AGE 45       MALE

PLAN: YEARLY RENEWABLE TERM POLICY                                    NONSMOKER

AMOUNT OF INSURANCE:          $1,000,000              ANNUAL PREMIUM: $4,280.00

DIVIDEND OPTION: PRECEDING YEAR'S DIVIDEND USED TO REDUCE CURRENT PREMIUM DIVIDENDS ARE NOT GUARANTEED AND ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS. CHANGES IN DIVIDENDS WILL CHANGE ALL NON-GUARANTEED VALUES. SEE DIVIDENDS FOOTNOTE FOR FURTHER INFORMATION.

                             TOTAL                      ANNUAL        TOTAL
                ANNUAL       ANNUAL     PRECEDING        NET          DEATH
     POL        PREMIUM      PREMIUM      YEAR'S       PREMIUM       BENEFIT
     YR        BEG YEAR      BEG YEAR    DIVIDEND      BEG YEAR      END YEAR
                   1           2             3            4            5

      1          3,630       4,280                       4,280      1,000,000
      2          3,970       4,666                       4,666      1,000,000
      3          4,370       5,132                       5,132      1,000,000
      4          6,760       7,585          2,390        5,195      1,000,000
      5          7,400       8,301          2,650        5,651      1,000,000

      6          8,100       9,104          2,960        6,144      1,000,000
      7          8,780       10,000         3,200        6,800      1,000,000
      8          9,570       11,043         3,510        7,533      1,000,000
      9         10,450       12,209         3,920        8,289      1,000,000
     10         11,420       13,535         4,390        9,145      1,000,000

     11         12,580       15,091         5,120        9,971      1,000,000
     12         13,900       17,007         5,790       11,217      1,000,000
     13         15,380       19,066         6,400       12,666      1,000,000
     14         16,940       21,262         7,030       14,232      1,000,000
     15         18,620       23,471         7,780       15,691      1,000,000

     16         20,390       25,250         8,520       16,730      1,000,000
     17         22,330       27,199         9,500       17,699      1,000,000
     18         24,500       29,378        10,440       18,938      1,000,000
     19         26,990       31,877        11,580       20,297      1,000,000
     20         29,810       34,709        12,900       21,809      1,000,000

     @60        18,620       23,471         7,780       15,691      1,000,000
     @65        29,810       34,709        12,900       21,809      1,000,000

                       AMENDMENT NO. 2 TO EMPLOYMENT AND
                              SEVERANCE AGREEMENT


THIS AMENDMENT NO. 2 to EMPLOYMENT AND SEVERANCE AGREEMENT is entered into as of the 15th day of December, 1993, between CITIZENS BANCORP, a Maryland corporation (the "Corporation"), CITIZENS BANK OF MARYLAND, a Maryland state chartered bank (the "Bank") [the Corporation and the Bank sometimes collectively the "Employer"] and JEFFREY R. SPRINGER, a resident of Baltimore County, Maryland (the "Executive").

EXPLANATORY STATEMENT

A. The Employer and the Executive entered into an Employment and Severance Agreement dated September 23, 1987 (the "Employment Agreement").

B.        The terms of the  Employment  Agreement  were amended by Amendment No.
1 to Employment and Severance Agreement dated October 18, 1989, and by subsequent annual letter agreements.

C. The parties now desire to make certain other amendments to the Employment Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1 . Section 5(e) of the Employment Agreement is hereby amended by deleting in the first sentence thereof (as amended) the percentage "0.7%" and inserting in lieu thereof the percentage "1.1%".

2. Section 3 of the Employment Agreement is hereby amended to read as follows:

                        "(a) During the period from January 1, 1994 through
            December 31, 1994, the Executive shall receive a salary from the Employer at the annual rate of $472,500, payable in equal biweekly installments. This salary shall be reviewed annually by the Board of Directors of the Corporation or of the Bank, as the case may be, and may be increased, but shall not be subject to decrease, as of January 1 of each year, beginning on January 1, 1995.

                        (b) For the calendar year 1994, the Executive shall be
            eligible to receive a cash bonus from the Employer of up to $100,000, based upon the Executive's success in achieving various performance standards and/or objectives agreed upon by the Employer and the Executive prior to the beginning of such calendar year. For calendar years beginning in 1995, the bonus for which the Executive shall be eligible shall be reviewed annually by the Board of Directors of the Corporation or the Bank, as the case may be, shall be modified each year, and shall be increased no less than 5% above the eligible bonus applicable to the prior year."

3.          Section 4(a) is hereby amended to read as follows:

                        "(a) comprehensive major medical, health and dental
            insurance covering Executive and his immediate family, such benefits to be no less comprehensive, in the reasonable judgment of the Executive, than those provided to him in 1993. At the election of the Employer and subject to the consent of the Executive (which shall be reasonably exercised), such benefits may be provided by the Employer's medical plan or by direct reimbursement to the Executive or by a combination of the two."

4. Section 5 is hereby amended to add Section 5(i) and 5(j), which shall read as follows:

                        "(i) Upon retirement and until the death of the
            Executive, the Employer shall provide the Executive and his immediate family, at the expense of the Employer, with the benefits set forth in Section 4(a), such benefits to be no less comprehensive, in the reasonable judgment of the Executive, than those provided to him in 1993."

                        (j) "Retirement" as used herein and other than for the
            purpose of the Employer's pension plans, shall mean and shall be deemed to occur upon the first to occur of the election of the Executive to retire from employment with the Corporation and the Bank at any time after reaching age 55 or the election of the Executive to retire from employment with the Corporation and the Bank for Good Reason upon the occurrence of a Change in Control."

5. Section 5(c) is hereby amended to delete the Monthly Amounts set forth therein and to substitute in lieu thereof the following Monthly Amounts:


               Age of Executive as of
               Payment Initiation Date                     Monthly Amount
               -----------------------                     --------------
                        55                                     $21,000
                        56                                      23,000
                        57                                      25,000
                        58                                      27,000
                        59                                      29,000
                        60                                      31,000
                        61                                      33,000

                 Age of Executive as of
                 Payment Initiation Date                    Monthly Amount
                 -----------------------                    --------------

                          62                                      35,000
                          63                                      37,000
                          64                                      39,000
                          65                                      41,000

            6. The example set forth in Section 5(d) is hereby amended to show a monthly guaranteed Supplemental Retirement Benefit of $31,000, multiplied by the Vested Percentage.

            7. The example set forth in Section 5(e) is hereby amended to show a monthly benefit of $31,000 per month ($31,000 x 100%).

            8. Section 12 is hereby amended to provide that, whenever the Executive is entitled to receive the benefits described in Section 4(a), such benefits shall be no less comprehensive, in the reasonable judgment of the Executive, than those provided to him in 1993.

            9. Section 12(f) is hereby deleted in its entirety and the following is substituted in lieu thereof:

                        "(f) In the event the employment of the Executive is
            terminated, whether before or following a Change of Control, the Executive shall have no obligation to seek other employment to mitigate his damages hereunder, if any; and, if the Executive does obtain other employment at anytime subsequent to the termination of his employment with the Employer, the payments and/or benefits payable to him pursuant to this Section 12 shall not be subject to modification or adjustment."

            10. Section 13(a) is hereby amended to add the following language at the end of the existing text:

            "If the successor is part of a holding company structure, then the publicly-traded parent company shall join in the written agreement to assume and agree to perform this Agreement as set forth herein."


            11. The term "Change of Control," wherever used in the Employment Agreement or in any amendment thereto, shall have the same meaning as the term "Change in Control."

            12. The Employment Agreement, as amended, is hereby ratified and affirmed, and shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 under seal as of the day and year first above written.


WITNESS:                                   CITIZENS BANCORP

_____________________________________      By:   _________________________(SEAL)
                                                 Alfred  H.  Smith, Jr.
                                           Title:  Chairman of the Board




WITNESS:                                   CITIZENS BANK OF MARYLAND

_____________________________________      By:   _________________________(SEAL)
                                                 Alfred  H.  Smith, Jr.
                                           Title:  Chairman of the Board



_____________________________________       ______________________________(SEAL)
                                            JEFFREY R. SPRINGER

                        CORRECTION TO AMENDMENT NO. 2 TO
                       EMPLOYMENT AND SEVERANCE AGREEMENT


            WHEREAS, Citizens Bancorp, a Maryland corporation (the "Corporation"), Citizens Bank of Maryland, a Maryland State chartered commercial bank (the "Bank") [the Corporation and the Bank hereinafter collectively referred to as "Employer"] and Jeffrey R. Springer, a resident of Baltimore County, Maryland (the "Executive") entered into an Employment and Severance Agreement dated September 23, 1987 (the "Agreement") as amended by Amendment No. 1 dated October 18, 1989, and Amendment No. 2 dated December 15, 1993, and by subsequent annual letter agreements; and

            WHEREAS, it was the intent of the parties to the Agreement that, pursuant to Amendment No. 2, certain benefits set forth in Section 4(a) of the Agreement be provided by the Employer to the Executive and his immediate family upon retirement of the Executive and until the deaths of both the Executive and his spouse:

            NOW, THEREFORE, the Employer and the Executive agree that:

            1. Section 5(i) of Amendment No. 2 to the Agreement should be corrected to clarify the intent of the parties and more accurately reflect the agreement of the parties that certain benefits set forth in Section 4(a) of the Agreement will be provided by the Employer to the Executive and his immediate family upon retirement of the Executive and until the deaths of both the Executive and his spouse by restating Section 5(i) as follows:

            "(i) Upon retirement and until the death of both the Executive and his spouse, the Employer shall provide the Executive and his immediate family, at the expense of the Employer, with the benefits set forth in Section 4(a), such benefits to be no less comprehensive, in the reasonable judgment of the Executive, than those provided to him in 1993."

            2. The Agreement, as amended and corrected , is hereby ratified and affirmed, and shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Correction to Amendment No. 2 under seal this 19th day of June, 1996.

WITNESS:                                     CITIZENS BANCORP


_____________________________________        By __________________________(Seal)
                                                Alfred H. Smith, Jr.
                                             Title:  Chairman of the Board

WITNESS:                                     CITIZENS BANK OF MARYLAND


_____________________________________        By __________________________(Seal)
                                                Alfred H. Smith, Jr.
                                             Title: Chairman of the Board



_____________________________________         ____________________________(Seal)
                                              Jeffrey R. Springer